UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 27, 2006

SEAGATE TECHNOLOGY

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-31560	98-0355609
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

P.O. Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands	NA
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (345) 949-8066

NA

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On April 27, 2006, the Board of Directors of Seagate Technology (the “Company”) amended the Company’s Code of Business Conduct and Ethics (the “Code”) applicable to directors, officers and employees of the Company. The amendments (1) add a new section entitled “Disclosure” addressing the Company’s commitment to, and expectations of its employees regarding timely and complete public disclosures, (2) add a new section entitled “Communication with the Financial Community, the Media or Other Outside Organizations or Individuals” that provides guidelines for employees relating to communication with the outside financial community, the media or other outside organizations and individuals, (3) provide information regarding the Company’s Ethics Helpline, and (4) make certain other, non-material changes to the Code.

The foregoing is only a summary of the amendments to the Code, and is qualified by reference to the Code, as amended. The Code, as amended (which is attached as Exhibit 14.1 to this Current Report on Form 8-K and incorporated by reference herein) may be found on our internet website at www.seagate.com under the Investor Relations/Corporate Governance section.

Item 9.01.

(d) Exhibits

Exhibit No.	Description
14.1	Code of Business Conduct and Ethics

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEAGATE TECHNOLOGY

Date: May 3, 2006	By:	/s/ William L. Hudson
	Name:	William L. Hudson
	Title:	Executive Vice President, General Counsel and Secretary